UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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 FORM 8-K

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CURRENT REPORT

 Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 29, 2025

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FMC CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	1-2376	94-0479804
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2929 Walnut Street	Philadelphia	Pennsylvania	19104
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code: 215-299-6000

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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.10 per share	FMC	New York Stock Exchange

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act.
☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Departure of Ronaldo Pereira as President

On October 29, 2025, FMC Corporation (“FMC” or the “Company”) announced that Mr. Ronaldo Pereira will depart from his position as President of FMC effective December 15, 2025. Mr. Pereira has served in various positions with FMC since 1995, and he has served as President since 2024.

ITEM 7.01 REGULATION FD DISCLOSURE

On October 29, 2025, the Company issued a press release with respect to the matters described in this report (the “Press Release”). A copy of the Press Release is furnished as Exhibit 99.1 to this report.

The information in Item 7.01 of this Current Report, including the exhibit attached hereto as Exhibit 99.1, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1 Press Release, dated October 29, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FMC CORPORATION (Registrant)

By:	/s/ ANDREW D. SANDIFER
Andrew D. Sandifer Executive Vice President and Chief Financial Officer

Date: October 29, 2025